UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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CARROLLTON BANCORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CARROLLTON BANCORP
344 North Charles Street, Suite 300
Baltimore, Maryland 21201

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 13, 2008
To the Shareholders of Carrollton Bancorp:

The Annual Meeting (the “Annual Meeting”) of Shareholders of Carrollton Bancorp, a Maryland corporation (the “Company”), will be held at 344 North Charles Street, Baltimore, Maryland on May 13, 2008 at 10:00 a.m., prevailing local time, for the purpose of considering and acting upon:

1.	The election of four directors for a three-year term ending in 2011, or in each case until their respective successors are duly elected and qualified.

2.	The ratification of the appointment of Rowles & Company, LLP as the independent registered public accounting firm to serve for the fiscal year ending December 31, 2008.

3.	Any other matters that may properly come before the Annual Meeting or any adjournment thereof.

The close of business on April 1, 2008, has been fixed by the Board of Directors as the record date for determining shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

Your attention is directed to the enclosed Proxy Statement and annual report of the Company for the fiscal year ended December 31, 2007.

PLEASE SIGN, DATE AND MAIL THE ACCOMPANYING PROXY CARD IN THE ENCLOSED, SELF-ADDRESSED, STAMPED ENVELOPE, AS DIRECTED ON THE PROXY CARD IN ORDER THAT YOUR STOCK MAY BE VOTED. YOU MAY WITHDRAW YOUR PROXY AT THE MEETING SHOULD YOU BE PRESENT AND DESIRE TO VOTE YOUR SHARES IN PERSON. YOUR COOPERATION IS RESPECTFULLY REQUESTED.

By Order of the Board of Directors
/s/ Allyson Cwiek
Allyson Cwiek Secretary

Baltimore, Maryland
April 11, 2008

Carrollton Bancorp, Inc.

Proxy Statement

Table of Contents
SOLICITATION, VOTING, AND REVOCATION OF PROXIES	5
PROPOSAL 1: ELECTION OF DIRECTORS	6
CORPORATE GOVERNANCE	7
DIRECTOR COMPENSATION	8
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS	11
CERTAIN BENEFICIAL OWNERS	12
COMPENSATION DISCUSSION AND ANALYSIS	13
COMPENSATION COMMITTEE REPORT	15
EXECUTIVE COMPENSATION	16
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	19
CERTAIN TRANSACTIONS AND RELATIONSHIPS	19
AUDIT COMMITTEE REPORT	20
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	20
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	20
SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING	21
OTHER MATTERS	21

CARROLLTON BANCORP
344 North Charles Street, Suite 300
Baltimore, Maryland 21201

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

MAY 13, 2008

SOLICITATION VOTING AND REVOCATION OF PROXIES

This Proxy Statement (the “Proxy Statement”) is furnished on or about April 11, 2008 to the shareholders of Carrollton Bancorp (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on May 13, 2008 (the “Annual Meeting”), and any adjournments thereof. Our principal executive offices are located at 344 North Charles Street, Baltimore, Maryland 21201.

The Board of Directors has selected Robert J. Aumiller, Charles E. Moore, Jr. and Francis X. Ryan and each of them, to act as proxies with full power of substitution. A proxy may be revoked at any time prior to its exercise by giving written notice of revocation to the Company, by executing and delivering a substitute proxy to the Company, or by attending the Annual Meeting and voting in person. If no instructions are specified in the proxy, it is the intention of the persons named therein to vote FOR the election of the nominees named herein as directors of the Company and FOR the ratification of Rowles & Company, LLP as the independent registered public accounting firm to audit the financial statements of the Company for 2008.

Shareholders of the Company are requested to complete, date and sign the accompanying proxy card and return it promptly to the Company in the enclosed envelope. If a proxy card is properly executed and returned in time for voting, the shares represented thereby will be voted as indicated thereon.

The Company does not know of any matter to be presented at the Annual Meeting except as described herein. If any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy card intend to vote the proxies granted to them according to their best judgment.

The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by mail, the Company also may solicit proxies personally or by telephone or telegraph through its directors, officers, and regular employees. The Company also will request persons, firms, and corporations holding shares in their names or in the name of nominees that are beneficially owned by others to send proxy materials to and obtain proxies from those beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

We plan to take advantage of the householding rules of the Securities and Exchange Commission (“SEC”) that permit us to deliver one set of the proxy materials and annual report to shareholders who have the same address, unless they request otherwise. Doing so will allow us to reduce the expenses of delivering duplicate materials. We will continue to send a separate proxy card for each shareholder residing in a shared address.

A separate notice of our intentions to use the householding rules is included with this mailing. Please note that if you own shares of the Company’s common stock through a nominee (such as bank or broker), information regarding householding should be forwarded to you by the nominee.

Voting Procedures

Generally, each proposal submitted to the Company shareholders for a vote is deemed approved if a majority of the votes cast by the shareholders present, in person or by proxy, at a meeting at which a quorum is present, are in favor of the proposal. The presence of a majority, in person or by proxy, of shareholders entitled to cast votes at the meeting constitutes a quorum. A shareholder is entitled to one vote for each share owned. Generally, abstentions and broker non-votes will not be counted as votes cast for proposals submitted to the Company’s shareholders and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

Shareholder votes are tabulated by the Company’s Registrar and Transfer Agent. Proxies received by the Company, if the proxy card granting such proxy is properly executed and delivered, will be voted in accordance with the voting specifications made on such proxy. Proxies received by the Company on which no voting specification has been made by the shareholder will be voted “for” all items discussed in the Proxy Statement, in the manner stated on the proxy card. Shareholders who execute and deliver proxy cards retain the right to revoke them by notice delivered to the Company Secretary at any time before such proxies are voted.

The vote of a plurality of all of the votes cast at a meeting at which a quorum is present is necessary for the election of a director. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

A copy of the Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC, but excluding exhibits, is provided with this Proxy Statement. Shareholders may obtain a copy of the exhibits to the Annual Report on Form 10-K upon writing Allyson Cwiek, Secretary, at Carrollton Bancorp, 344 North Charles, Suite 300, Baltimore, Maryland  21201. Shareholders also may access a copy of the Form 10-K including exhibits on the SEC Website at www.sec.gov or through the Company’s Website at www.carrolltonbank.com. Click on “About Us” – “SEC Filings”.

Shareholders whose shares are held in a brokerage firm or bank and who share the same address may receive only one Annual Report on Form 10-K and Proxy Statement, unless the shareholder has provided contrary instructions. Shareholders who wish to receive separate copies of the Annual Report on Form 10-K and Proxy Statement, and shareholders sharing an address who received multiple copies of these documents but wish to request delivery of single copies of them should follow the instructions provided by the shareholder’s brokerage firms or banks or contact Ms. Cwiek at the above address or by phone at 410.536.7332 or 800.222.6566.

Submission of Matters to a Vote of Shareholders

There have been no matters submitted to a vote of the Company’s shareholders since its 2007 Annual Shareholders’ Meeting held on May 15, 2007.

Voting Securities

The close of business on April 1, 2008 has been fixed by the Board of Directors as the record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting.

On March 20, 2008, the Company had outstanding 2,635,377 shares of Common Stock, $1.00 par value per share. Each share of Common Stock entitles the holder thereof to one vote on each matter to be voted upon at the Annual Meeting. Neither the Company’s Charter nor its Bylaws provides for cumulative voting rights.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors has set the total number of directors at 12, in accordance with the Company’s Charter and By-Laws. The Company’s Board of Directors is divided into three classes, as nearly equal as possible. Each year the directors in one class are elected to serve for a term of three years, or until their respective successors are duly elected and qualified. The shareholders will vote at this Annual Meeting for the election of four directors for the three-year term expiring at the Annual Meeting of Shareholders in 2011.

The proxies solicited hereby, unless directed to the contrary, will be voted FOR the election as directors of all four nominees listed in the following tables. A plurality of the shares voted at the Annual Meeting at which a quorum is present is sufficient to elect a nominee as a director. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum. Each nominee has consented to serve as a director, if elected.

The Board of Directors unanimously recommends a vote FOR the election of each of the nominees named below as directors of the Company.

In the event that any of the nominees should be unable to serve on the Board of Directors, the persons named in the proxy will vote for such substitute nominee or nominees as they, in their sole discretion, shall determine. The Board of Directors has no reason to believe that any nominee named here will be unable to serve. Alternatively, the Board of Directors may elect to reduce the size of the Board of Directors.

The following material shows, as of December 31, 2007, the names and ages of all nominees, the principal occupation and business experience of each nominee during the last five years and the year in which each nominee was first elected to the Board of Directors. The material also contains information on those directors whose terms continue beyond the date of the Annual Meeting.

Nominees for Director Whose Terms Expire in 2008

Steven K. Breeden – Mr. Breeden, age 49, has served as a director of the Bank since June 1994 and of the Company since October 1995. Mr. Breeden is currently a managing member of Security Development LLC and related real estate and development companies, a position he has held since 1980. (2)(3)(4)

Harold I. Hackerman – Mr. Hackerman, age 56, has served as a director of the Bank and the Company since February 2002. Since 1984, Mr. Hackerman has been Vice President of Ellin & Tucker, a certified public accounting firm, and has provided audit, accounting and consulting services since 1973. (1)(2)(4)(5)

William L. Hermann – Age 66, has served as a director of the Bank and the Company since April, 2006.  Mr. Herman is a retired certified public accountant; and, since 1981, the founder and Chief Executive Officer of William L. Hermann, Inc., a financial management and consulting company. (1)(2)(4)

Howard S. Klein – Mr. Klein, age 49, has served as a director of the Bank since March 1999 and of the Company since April 1999. Mr. Klein has been Vice President and General Counsel for Klein’s Super Markets, a family-operated chain of seven full service supermarkets and related development and operating companies since 1987. (1)(4)

Directors Continuing In Office

Directors Whose Terms Expire in 2009

Albert R. Counselman – Mr. Counselman, age 59, has served as a director of the Bank since April 1985 and of the Company since its inception in 1990. Mr. Counselman was elected Chairman of the Board of the Company in January 2002. He has been President and Chief Executive Officer of Riggs, Counselman, Michaels & Downes, Inc., an insurance brokerage firm, since September 1987, and served in various executive positions with that firm from 1972 to September 1987.

David P. Hessler – Mr. Hessler, age 51, has served as a director of the Bank since March 1999, and the Company since May 1999. He has been President and CEO of Eastern Sales & Engineering, an electrical contracting and service maintenance firm, since 1987 and was Vice President from 1986 to 1987. Mr. Hessler has been Vice President of Advanced Petroleum Equipment, a distributorship, since its inception in 1998. (1)(3)(4)

William C. Rogers, Jr. – Mr. Rogers, age 81, has served as a director of the Bank since 1955 and of the Company since its inception in 1990. He has been a partner in the law firm of Rogers, Moore and Rogers, counsel to the Bank, since 1950. He has been Chairman of the Board of The Security Title Guarantee Corporation of Baltimore since 1989 and a director since 1952, and was President from 1970 until March 1989. Mr. Rogers is President of Maryland Mortgage Company where he has been a director since 1953. He is also President of Moreland Memorial Park Cemetery, Inc. where he has been a director since 1959. He is the brother of John Paul Rogers, a director of the Bank and the Company.

Francis X. Ryan – Age 56, has served as a director of the Bank and of the Company since January 25, 2007.  Since 1991, Mr. Ryan has served as President of F.X. Ryan & Associates, Ltd., a management consulting firm.

Directors Whose Terms Expire in 2010

Robert J. Aumiller – Mr. Aumiller, age 59, currently is serving as a director of Carrollton Bank (“the Bank”), the principal subsidiary of the Company, and the Company beginning with his appointment in 2001. He has been the Executive Vice President and General Counsel of MacKenzie Commercial Real Estate Services, LLC involved in brokerage and real estate development of various commercial real estate projects, since 1983.

Ben F. Mason – Mr. Mason, age 70, currently is serving as a director of the Company beginning with his appointment in 2001. He retired as Bank director on July 26, 2007 due to the requirement for compulsory retirement at the age of 70 as stated in the by-laws of the Bank.  He is the Director of Institutional Education at Sojourner-Douglass College since January 2006 and formerly Executive Vice President of the Plexus Corporation, a network engineering corporation, as of August 2004. Prior to August 2004, Mr. Mason served as the Executive Director of the Baltimore City Chamber of Commerce, a member business association that promotes business development within Baltimore City. (4)

Charles E. Moore, Jr. – Mr. Moore, age 58, currently is serving as a director of the Bank and the Company beginning with his appointment in 2001. He is retired from being the Co-Founder, Director, President and CFO of TelAtlantic, a consolidation of rural telephone companies across the United States, from 1999 through 2007.   (1)(2)(3)(4)

John Paul Rogers – Mr. Rogers, age 72, has served as director of the Bank since 1970 and of the Company since its inception in 1990. Mr. Rogers has been Chairman of the Board of the Bank since February 1994. He was a partner of the law firm of Rogers, Moore and Rogers, counsel of the Bank, from 1970 until 1992. Mr. Rogers was senior title officer of The Security Title Guarantee Corporation of Baltimore from May 1991 until December 1992, having served as President from March 1989 until May 1991, and as Executive Vice President from March 1970 until March 1989. He is the brother of William C. Rogers, Jr., a director of the Bank and the Company.

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating/Corporate Governance Committee
(4)	Independent Director
(5)	Financial expert for Audit Committee

Family Relationships

Mr. John Paul Rogers and Mr. William C. Rogers, Jr. are brothers. Mr. Howard S. Klein is married to Messrs. Rogers’ niece.

CORPORATE GOVERNACE

Committees of the Board of Directors

The Board of Directors has an Audit Committee, Nominating/Corporate Governance Committee, Compensation Committee, Executive Committee, Loan Committee, Strategic Plan Committee, Strategic Finance Committee, Facilities Committee, and an Asset/Liability Committee. The Audit Committee, the Compensation Committee, and the Nominating/Corporate Governance Committee are discussed below.

The Audit Committee is composed of Messrs. Moore, Chairman, Hackerman, Hermann, Hessler and Klein. The Audit Committee is appointed by the Board to assist the Board in monitoring the integrity of the financial statements and of financial reporting, including the proper operation of internal and disclosure controls and procedures in accordance with the Sarbanes-Oxley Act of 2002, compliance with legal and regulatory requirements and the independence and performance of internal and external auditors. The Audit Committee reviews the Forms 10-K and 10-Q prior to filing. All members of the committee are “independent” as defined in applicable law, regulations of the SEC, the Federal Deposit Insurance Act and related regulations (the “FDIA”), and the Listing Standards of the NASDAQ Stock Market, Inc., (the “Listing Standards”). Members of the committee also meet all other applicable requirements of the SEC, FDIA, and Listing Standards for financial, accounting or related expertise. The Board of Directors has determined that Mr. Harold I. Hackerman qualifies as an audit committee financial expert under the Listing Standards and applicable securities regulations. During 2007, twelve meetings of the Audit Committee were held. The Committee also approves all insider loans. The Committee may also examine and consider other matters relating to the financial affairs of the Company as it determines appropriate.

The Compensation Committee is composed of Messrs. Hermann, Chairman, Breeden, Hackerman, and Moore.  Members of the committee are independent directors within the meaning of the Listing Standards. The purpose of the Compensation Committee is to review and approve major compensation and benefit policies of the Company and the Bank. In addition, the committee recommends to the Board the compensation to be paid to all officers, Senior Vice President and above, of the Bank. The committee also administered the Carrollton Bancorp (the”2007 Equity Plan”) 2007 Equity Plan and the 1998 Long Term Incentive Plan as amended, (the “1998 Plan”). No new grants will be made under the 1998 Plan.  During 2007, nine meetings of the Compensation Committee were held.

The Nominating/Corporate Governance Committee is composed of Messrs. Hessler, Chairman, Breeden, and Moore. The purposes of the Nominating/Corporate Governance Committee are (a) to assist the Board by identifying individuals qualified to become Board members and to recommend to the Board nominees for the next annual meeting of shareholders, (b) to recommend to the Board the corporate governance principles applicable to us, (c) to lead the Board in its annual review of its performance, and (d) to recommend to the Board members the chairpersons of each committee. During 2007, there was one meeting of the Nominating/Corporate Governance Committee.

Code Of Ethics

The Company has a Code of Ethics that applies to all of its employees and directors with a specific code applicable to the Chief Executive Officer, Chief Financial Officer, and the Controller. The code of ethics is posted on the Company’s website at www.carrolltonbank.com.

DIRECTOR COMPENSATION

Directors who are not employees of the Bank received a monthly retainer fee of $1,000 for Board meetings and an additional $300 for attending the Board meeting and between $200 and $600 for each committee meeting attended. The Chairman of the Board of the Bank received a monthly fee of $1,450. Directors do not receive additional fees for their service as directors of the Company. In addition, each non-employee director serving on the board of directors on the date of the Annual Meeting receives, pursuant to the 2007 Equity Plan, a grant of 300 shares of unrestricted stock. The Directors Deferred Compensation Plan was frozen as of 1990. No new participants have entered the Plan since 1990.  No new grants will be made under the 1998 Plan.  However, incentive stock options issued under this plan will remain outstanding until exercised or until the tenth anniversary of the grant date of such options.  Options have a maximum term of ten years and an exercise price that may not be less than 100% of the closing price of the common stock on the date of the grant. Director’s options are included in the computation of share dilution.

The following table sets forth the compensation paid to the Company’s directors during the year ended December 31, 2007.

2007 DIRECTORS’ COMPENSATION

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	Total
Robert J. Aumiller	$21,200	$4,875	—	—	—	$26,075
Steven K. Breeden	23,850	4,875	—	—	—	28,725
Albert R. Counselman	17,100	4,875	—	—	—	21,975
Harold I. Hackerman	22,050	4,875	—	—	—	26,925
William L. Hermann	23,000	4,875	—	—	—	27,875
David P. Hessler	23,800	4,875	—	—	—	28,675
Howard S. Klein	21,750	4,875	—	—	—	26,625
Ben F. Mason(5)	13,000	4,875	—	—	—	17,875
Charles E. Moore, Jr.	31,350	4,875	—	—	—	36,225
John P. Rogers	22,400	4,875	—	—	—	27,275
William C. Rogers, Jr.	21,200	4,875	—	—	—	26,075
Francis X. Ryan	18,350	4,875	1,487	—	—	24,712

(1)	Please see the description of the directors’ fees above.

(2)	Stock was awarded pursuant to the 2007 Equity Plan approved at the May 15, 2007 Annual Meeting.

(3)
Stock options for 630 shares of the Company’s common stock were issued to Mr. Francis Ryan in January 2007 under   the 1998 Plan.  Such options vest over a 3 year period.  At year-end 2007, the above directors held the unexercised (vested and unvested) options for the following number of shares: Aumiller – 2,100, Breeden – 6,300, Counselman – 1,260, Hackerman – 3,780, Hermann – 630, Hessler – 5,040, Klein – 1,260, Mason – 3,780, Moore – 630, P. Rogers – 5,670,  W. Rogers – 3,350, Ryan – 630.

(4)	We report earnings on nonqualified deferred compensation in this table only to the extent such earnings are preferential or “above market.”

(5)	Mr. Mason retired from the board of the Bank effective July 26, 2007 due to reaching the mandatory age limit.

Attendance at Board Meetings

The Board of Directors of the Company met ten times and the Board of Directors of the Bank met fifteen times during the year ended December 31, 2007. The Board of Directors of the Bank meets regularly twelve times each year. No director attended fewer than 75% of the total number of meetings of both Boards and committees to which they were assigned during the year ended December 31, 2007.

Shareholder Communications with the Board

Shareholders may send communications to the Board by mailing the same addressed to: Board of Directors, Carrollton Bancorp, Suite 300, 344 North Charles Street, Baltimore, Maryland 21201.

Director Nomination Process

The Nominating/Corporate Governance Committee operates pursuant to a charter adopted by the Board, a copy of which is attached to this proxy statement and can also be found on the Company’s website at www.carrolltonbank.com.

In recommending director nominees, the Nominating/Corporate Governance Committee will consider candidates recommended by the Company’s stockholders. Notice of Nominees to the Board recommended by shareholders must be timely, delivered in writing to the Secretary of the Company prior to the meeting. To be timely, the notice must be delivered within the time permitted for nomination of directors in Article I, Section VII of the Bylaws of the Company. The notice must include:

•	information regarding the shareholder making the nomination, including name, address, and the number of shares of our stock beneficially owned by the shareholder; and

•
the name, age, principal occupation or employment and residence and business address of the person(s) being nominated and such other information regarding each nominee that would be required in a proxy statement filed pursuant to the proxy rules adopted by the Securities and Exchange Commission if the person had been nominated for election by or at the direction of the Board of Directors;

The Nominating/Corporate Governance Committee will evaluate nominees recommended by shareholders against the same criteria that it uses to evaluate other nominees. Whether recommended by a stockholder or chosen independently by the Nominating/Corporate Governance Committee, a candidate will be recommended for nomination based on his or her talents in relation to the talents of the existing Board members and the needs of the Board. It is the goal of the Nominating/Corporate Governance Committee in recommending director nominees to foster relationships among directors that are complimentary and that will make the Board most effective. A candidate, whether recommended by a Company stockholder or otherwise, will not be considered for nomination unless he or she (i) is of good character, (ii) is a citizen of the United States, (iii) owns shares of the Company’s common stock, the aggregate value of which is not less than $500, as determined in accordance with the Financial Institutions Article of the Annotated Code of Maryland, and (iv) satisfies all other requirements imposed under applicable law. Additionally, the Nominating/Corporate Governance Committee believes that it is important for candidates recommended for nomination to have the ability to attract business to the Company, live or work within the communities in which the Company operates, and possess the skills and expertise necessary to provide leadership to the Company. Certain Board positions, such as Audit Committee membership, may require other special skills or expertise. To identify potential nominees for the Board, the Nominating/Corporate Governance Committee first evaluates the current members of the Board willing to continue in service. Current members of the Board are considered for re-nomination, balancing the value of their continued service with that of obtaining new perspectives and in view of our developing needs. If necessary, the Nominating/Corporate Governance Committee then solicits ideas for possible candidates from a number of sources, which can include other Board members, senior management, individuals personally known to members of the Board and research. The Nominating/Corporate Governance Committee may also retain a third party to assist it in identifying potential nominees; however, the committee has not done so in the past.

The Nominating/Corporate Governance Committee is responsible for assembling and maintaining a list of qualified candidates to fill vacancies on the Board. The Nominating/Corporate Governance Committee periodically reviews this list and researches the talent, skills, expertise, and general background of these candidates.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of December 31, 2007, certain information concerning shares of the Common Stock of the Company beneficially owned by (i) the executive officers of the Company and Bank; (ii) all directors and nominees for directors of the Company and the Bank; (iii) all directors and executive officers of the Company and the Bank as a group; and (iv) other significant shareholders.

Beneficial Owner(1)(21)	Amount and Nature of Beneficial Ownership		Percent of Class
Executive Officers:
Chief Executive Officer – Bank and Company: Robert A. Altieri	45,942	(2)	1.62%
Senior Vice President – Bank and Company: Michael J. Camiel	2,000	(3)	*
Senior Vice President – Bank and Company: Gary M. Jewell	32,850	(4)	1.16%
Senior Vice President – Bank and Company: William D. Sherman	6,000	(5)	*
Senior Vice President – Bank and Company: Lola B. Stokes	105		*
Senior Vice President – Bank and Company: James M. Uveges	5,000	(6)	*
Directors:
Robert J. Aumiller – Bank and Company	5,340	(7)	*
Steven K. Breeden – Bank and Company	23,258	(8)	*
Albert R. Counselman – Bank and Company	39,023	(9)	1.38%
Harold I. Hackerman – Bank and Company	6,375	(10)	*
William L. Hermann – Bank and Company	610	(11)	*
David P. Hessler – Bank and Company	8,485	(12)	*
Howard S. Klein – Bank and Company	16,117	(13)	*
Ben F. Mason –Company	71,971	(14)	2.54%
Charles E. Moore, Jr. – Bank and Company	10,858	(15)	*
John Paul Rogers – Bank and Company	208,552	(16)	7.36%
William C. Rogers, Jr. – Bank and Company	274,128	(17)(18)(19)	9.67%
Francis X. Ryan - Bank and Company	9,443	(20)	*
All Directors and Executive Officers of the Company as a Group (18 persons)	675,954	(21)	23.84%

*Less than 1%

(1)	Unless otherwise indicated, the named person has sole voting and investment power with respect to all shares.

(2)
Includes 1,109 shares owned jointly by Mr. Altieri and his wife, 183 shares Mr. Altieri holds as trustee for minor children under the Maryland Uniform Gifts to Minors Act, and 44,650 fully vested options to purchase shares at an exercise price of between $10.94 and $17.79 per share.

(3)	Includes 2,000 fully vested options to purchase shares at an exercise price of $14.50 per share.

(4)	Includes 32,850 fully vested options to purchase shares at an exercise price of between $10.94 and $17.79 per share.

(5)	Includes 6,000 fully vested options to purchase shares at an exercise price of between $14.50 and $16.02 per share.

(6)	Includes 5,000 fully vested options to purchase shares at an exercise price of $14.85 per share.

(7)	Includes 3,765 shares owned jointly by Mr. Aumiller and his wife and 1,470 fully vested options to purchase shares at an exercise price of between $14.45 and $16.31 per share.

(8)	Includes 11,995 shares owned jointly by Mr. Breeden and his wife and 5,670 fully vested options to purchase shares at an exercise price of between $9.71 and $18.10 per share.

(9)	Includes 630 fully vested options to purchase shares at an exercise price of between $14.45 and $16.31 per share, but excludes 19,559 shares owned by Mr. Counselman’s wife.

(10)	Includes 2,809 shares owned jointly by Mr. Hackerman and his wife, and 3,150 fully vested options to purchase shares at an exercise price of between $12.11 and $16.31 per share.

(11)	Includes 210 fully vested options to purchase shares at an exercise price of $18.03 per share.

(12)	Includes 1,470 shares owned jointly by Mr. Hessler and his wife and 4,410 fully vested options to purchase shares at an exercise price of between $9.71 and $16.31 per share.

(13)
Includes 1,680 shares owned by Colgate Investments, LLP, of which Mr. Klein is partner and 2,079 shares Mr. Klein holds as trustee for minor children under the Maryland Uniform Gifts to Minors Act. Also includes 630 fully vested options to purchase shares at an exercise price of between $14.45 and $16.31 per share.

(14)
Includes 3,150 fully vested options to purchase shares at an exercise price of between $9.71 and $16.31 per share. Also includes 67,099 shares owned by The Security Title Guarantee Corporation of Baltimore of which Mr. Mason is a Director.

(15)	Excludes 17,320 shares owned by Mr. Moore’s wife and 4,689 shares of which Mrs. Moore has voting control as a personal representative of an estate.

(16)
Includes 5,040 fully vested options to purchase shares at an exercise price of between $12.11 and $18.10 per share. Also includes 67,099 shares owned by The Security Title Guarantee Corporation of Baltimore and 9,981 shares owned by Maryland Mortgage Company of which Mr. Rogers is a principal shareholder.

(17)
Includes 67,099 shares owned by The Security Title Guarantee Corporation of Baltimore of which William C. Rogers, Jr. is Chairman, as well as a Director. Also includes 2,720 fully vested options to purchase shares at an exercise price of between $14.45 and $18.10 per share.

(18)
Includes 6,818 shares owned by the Moreland Memorial Park Cemetery Bronze Perpetual Care Trust Agreement, Inc., 6,168 shares owned by Moreland Memorial Park Perpetual Care, 34,034 shares owned by Moreland Memorial Park Perpetual Care Trust, 3,597 shares owned by Moreland Memorial Park, Inc. Bronze Marker Perpetual Care Trust Fund, 6,168 shares owned by Moreland Memorial Park Cemetery, Inc. Perpetual Care Trust Agreement, and 9,981 shares owned by Maryland Mortgage Company of which William C. Rogers, Jr., is President as well as a Director.

(19)	Includes 135,263 shares owned jointly by Mr. Rogers and his wife. Excludes 12,508 shares owned by Mr. Roger’s wife.

(20)	Includes 4,140 shares owned by Semper Finance, Inc. of Maryland and 4,703 shares owned by Semper Finance, Inc. of Pennsylvania of which Mr. Ryan is President and principal owner.

(21)
All directors, executive officers and other significant shareholders may be contacted at the Company’s corporate offices by addressing correspondence to the appropriate person, care of Carrollton Bancorp, 344 North Charles Street, Suite 300, Baltimore, Maryland 21201.

Certain Beneficial Owners

The table below includes all of the shareholders of the Company known by the Company to beneficially own more than five percent of its Common Stock as of December 31, 2007 unless otherwise indicated.

								Common
								Stock
								Beneficially
								Owned as a
								Percentage
	Common							of
	Stock							Outstanding
Name and address of	Beneficially	Investment Power			Voting Power			Common
Beneficial Owner	Owned	Sole	Shared	None	Sole	Shared	None	Stock
John Paul Rogers 46 C Queen Anne Way Chester, MD 21619	208,552	131,472	77,080		131,472	77,080		7.36%
William C. Rogers, Jr. 6 South Calvert Street Baltimore, MD 21202	274,128	5,000	269,128		5,000	269,128		9.67%
Patricia A. Rogers P.O. Box 246 Gibson Island, MD 21056	175,462	98,382	77,080		98,382	77,080		6.19%
Hot Creek, LLC 6900 South McCarran Blvd. Suite 3040 Reno, NV 89509	184,078		184,078			184,078		6.49%

The information furnished is based upon information contained in a respective Schedule 13 G filed with the SEC, a copy of which was provided to the Company.

Executive Officers

Certain information regarding significant employees of the Bank other than those previously mentioned is set forth below:

Robert A. Altieri – Mr. Altieri, age 46, has been President and Chief Executive Officer of both the Bank and Company since his appointment in February 2001. Mr. Altieri previously was the Senior Vice President – Lending of the Bank since June 1994, and Vice President – Commercial Lending since September 1991.

Michael J. Camiel – Mr. Camiel, age 54, has been Senior Vice President - Chief Credit Officer since March 2007.  He was previously Vice President – Chief Credit Officer from March 2003 to March 2007.  Prior to joining the Bank, Mr. Camiel was a Relationship Manager with Maryland Department of Business and Economic Development from June 1999 to March 2003.

Gary M. Jewell – Mr. Jewell, age 61, has been Senior Vice President – Electronic Banking since July 1998. He was previously Senior Vice President and Retail Delivery Group Manager from March 1996 to July 1998. Prior to joining the Bank, Mr. Jewell  was Director of Product Management and Point of Sale Services for the MOST EFT network in Reston, Virginia from March 1995 to March 1996.

Deanna L. Lintz – Ms. Lintz, age 39, has been Senior Vice President – Branch Administration since March 2007.  She was previously Relationship Manager/Business Banking for M&T Bank from February 2006 to March 2007.  Ms. Lintz held a similar position at Provident Bank from September 2004 to February 2006.  Prior to September 2004, Ms. Lintz spent 14 years with Bank of America where she held a variety of positions.

William D. Sherman – Mr. Sherman, age 56, has been Senior Vice President – Chief Lending Officer since March 23, 2007.  He was previously the Team Leader for Commercial Real Estate Lending from April 2003 through March 2007.  Prior to working at Carrollton Bank, Mr. Sherman was in Commercial Real Estate Lending with Susquehanna Bank from April 1998 through April 2003.

Lola B. Stokes – Mrs. Stokes, age 50, has been Senior Vice President and Compliance/CRA Director of the Bank since June 2006. She was previously Senior Vice President in charge of Bank Secrecy Act at Provident Bank since January 2005. Prior to that Mrs. Stokes held the position of Vice President of Compliance at Carrollton Bank from July 2000 to January 2005.

James M. Uveges – Mr. Uveges, age 57, has been Senior Vice President and Chief Financial Officer of the Bank since June 6, 2005. He was previously an Interim Executive Consultant from May 2004 to June 2005. Prior to that, Mr. Uveges held the position of Senior Vice President and Chief Financial Officer at Spectera, Inc. from March 1999 to April 2004, Susquehanna Bank from January 1998 to February 1999 and American National Bancorp from 1990 to 1997.

Compensation Discussion and Analysis

Overview of Compensation Philosophy and Program

The Company’s executive compensation program is designed to:

•	Align the financial interests of the executive officers with the long-term interests of the Company’s shareholders;

•	Attract and retain high performing executive officers to lead the Company to greater levels of profitability; and

•	Motivate and incent executive officers to attain the Company’s earnings and performance goals.

The compensation program for the Company’s executive officers has four primary components:

•	base salary;

•	annual incentive awards;

•	long-term equity-based awards; and

•	employee benefits as well as perquisites.

The Compensation Committee has the authority to obtain the services of independent compensation consulting firms to provide advice on executive compensation matters.  The Compensation Committee retained Clark Consulting to develop and review competitive market data in 2006.  In developing the compensation program for 2007, the Compensation Committee conducted a review of the executive compensation program.

The philosophy is to pay conservatively competitive base salaries based on company and individual experience, performance, and contributions. Short-term incentives, generally payable in cash, and long-term incentives, generally provided through equity based awards, are targeted to be competitive but depend more heavily upon Company performance than does base pay. Total compensation and accountability are intended to increase with position and responsibility.

The Company recognizes that executives have significant influence on the overall financial results of the Company and aligns the financial interests of the executive officers with the long-term interests of the shareholders by using equity-based awards that increase in value as shareholder value increases and by choosing financial measures and goals for cash incentive compensation that are based on the key measures that drive the financial performance of the Company.

Base Salary

The Company believes that competitive base salaries are necessary to attract and retain high performing executive officers. In determining base salaries, the Compensation Committee considers the executive’s qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the executive, the executive’s past performance, as well as competitive salary practices at other financial institutions.

With respect to the compensation of the Company’s chief executive officer, all of the members of the board of directors provide input and recommendations through a formal annual performance review process. The performance review of the chief executive officer is generally based on objective criteria including performance of the Company, accomplishment of strategic objectives, development of management, and other measures of performance.

The Compensation Committee compared the proposed compensation of Mr. Altieri with independent studies published reflecting compensation information of the peer group commercial banking institutions participating in the study and with the compensation of executive officers of banking institutions, based on proxy information covering institutions comparable to the

Company in terms of criteria including the nature and quality of operations, or geographic proximity. This group included financial institutions having high returns on assets, capital significantly in excess of that required by current federal regulations, and located within a 100 mile radius of Baltimore so as to include companies operating in a comparable economic climate. No target was established in the comparison with this group of institutions.

The average salary increase for the six Senior Vice Presidents in 2007 was 2.12%. The chief executive officer received an increase of 4.65%. The base salary earned in 2007 by each of the Named Executive Officers (as hereinafter defined) is set forth in the “Summary Compensation Table.”

Annual Incentive Plan

All of the Company’s Named Executive Officers participate in the Bonus Plan (“BP”). The BP encourages executive officers of the Company to work together as a team to achieve specific annual financial goals. The BP is designed to motivate executive officers of the Company to achieve strategic goals, strengthen links between pay and the performance of the Company and align management’s interests more closely with the interests of the shareholders.

The plan is designed to pay out a cash reward based on pre-established key performance indicators, which also has a minimum net income trigger that must be met before payouts may be made. The key performance indicators are:

•	Growth as measured by gross loans, noninterest bearing accounts, and interest-bearing accounts and repurchase agreements.

•	Pricing/profitability as measured through net interest margin, fee and service charge income.

•	Quality as measured through non-performing assets and net charge offs.

•	Productivity as measured through efficiency ratio.

Incentives are calculated based on budget and business plan goals as measured by the key performance indicators. For 2007, the budgeted amounts were approved at the December 2006 meeting of the Board of Directors. No payouts were made in 2008 based on the final Company performance for the year ended December 31, 2007. In 2007, Mr. Jewell received $31,250 in accordance with the terms of his employment agreement.

2007 Equity Plan

The 2007 Equity Plan was approved at the Company’s annual meeting of shareholders held on May 15, 2007.  All of the Company’s Named Executive Officers participate in receiving equity awards under the Company’s 2007 Equity Plan. The purpose of long-term compensation arrangements is to more closely align the financial interests of the executive officers with the long-term interests of the Company’s shareholders. Vesting schedules for equity based awards also encourage officer retention. The 2007 Equity Plan provides for a variety of different types of compensation arrangements, such as stock options, restricted stock, stock appreciation rights, restricted performance stock, unrestricted company stock and performance unit awards, all of which increase in value as the value of the Common Stock increases. The Compensation Committee recommends, in its discretion, the form and number of equity based awards and the full Board of Directors approves the awards. The 2007 Equity Plan prescribes that all outstanding awards automatically become fully vested on such change in control, all restrictions, if any, with respect to such awards, shall lapse, and all performance criteria, if any, with respect to such awards, shall be deemed to have been met in full.  The 2007 Equity Plan provides for automatic annual grants of 300 shares of unrestricted stock of the Company to each non-employee director serving on the Board of Directors on the date of the Annual Meeting of the Shareholders.

1998 PLAN

  No new grants will be made under the 1998 Plan.  However, incentive stock options issued under the plan will remain outstanding until exercised or until the tenth anniversary of the grant date of such options.

Potential Post-Employment Payments

The Company has entered into certain agreements and maintains certain plans that will require it to provide compensation to Named Executive Officers in the event of a termination of employment. Post-employment payments are provided for under the employment agreements described in the “Executive Compensation – Employment Agreements” section of this proxy statement, the 2007 Equity Plan and the 1998 Plan.

Employment Agreements

Upon termination without cause or upon a change in control, Mr. Altieri, Mr. Jewell, Mrs. Stokes and Mr. Uveges will be eligible for specific benefits under their employment agreements. These benefits are outlined in the “Executive Compensation – Employment Agreements” section of this proxy statement.

Potential Payments Upon Termination

The table below represents the lump sum maximum amount each Named Executive Officer would have been eligible to receive under their respective employment agreement upon a change in control or if their employment was terminated under one of the various scenarios described below as of December 31, 2007. Benefits payable under the Company’s pension plan or 401(K) Plan are not included.

Name	Quit/Termination for Cause ($)	Involuntary Termination Not For Cause ($)	Change in Control ($)
Robert A. Altieri	—	$488,005	$753,005
Gary M. Jewell	—	326,540	653,499
Lola B. Stokes	—	136,506	136,506
James M. Uveges	—	176,503	299,754

Tax and Accounting Implications

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to the Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer, to the extent that total compensation exceeds $1 million per covered officer in any taxable year. The limitation applies only to compensation which is not considered to be performance-based. Compensation deemed paid by the Company in connection with disqualifying dispositions of incentive stock option shares or exercises of non-qualified stock options and stock appreciation rights granted under the 2007 Equity Plan qualifies as performance-based compensation for purposes of section 162(m) if the grants were made by a committee of “outside directors” as defined under section 162(m). We anticipate that any compensation deemed paid by us in connection with disqualifying dispositions of incentive stock option shares or exercises of non-qualified stock options and stock appreciation rights will qualify as performance-based compensation for purposes of section 162(m) and will not have to be taken into account for purposes of the $1 million limitation. Accordingly, all compensation deemed paid with respect to those stock options should be deductible by us without limitation under section 162(m) of the Internal Revenue Code. Compensation paid by us in connection with restricted stock, restricted performance stock, unrestricted stock and performance unit awards may be taken into account for purposes of the $1 million limitation unless the individual award is specifically designed to comply with section 162(m)’s performance-based exemption, or the non-employee director or key employee is not subject to section 162(m) at the time the compensation is taken into account for purposes of section 162(m).

Compensation Committee Report

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

The Compensation Committee
William L. Hermann, Chairman Steven K. Breeden Harold I. Hackerman Charles E. Moore, Jr.

EXECUTIVE COMPENSATION

The following table sets forth the compensation earned by or awarded to the Company’s Chief Executive Officer, Chief Financial Officer, and the three most highly compensated other executive officers for 2007 (the “Named Executive Officers”).

Summary Compensation Table

Named Executive Officer and principal position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	Changes in Pension Value & Nonqualified Deferred Compensation Earnings(3)	All Other Compensation (4)	Total
Robert A. Altieri	2007	$225,000	$ —	—	—	$7,278	$18,037	$250,315
President &	2006	215,000	—	—	—	6,822	18,383	240,205
Chief Executive Officer	2005	200,648	50,000	—	10,000	6,401	12,218	262,866

James M. Uveges	2007	157,500	—	—	—	—	19,445	176,945
Senior Vice President &	2006	150,000	—	—	—	—	9,602	159,602
Chief Financial Officer (5)	2005	76,464	13,500	—	5,000	—	774	90,738

William D. Sherman	2007	131,865	—	—	—	896	7,150	139,911
Senior Vice President	2006	109,387	—	—	—	830	4,816	115,033
	2005	95,396	—	—	3,000	770	3,954	103,120

Gary M. Jewell	2007	125,000	31,250	—	—	9,250	10,797	176,297
Senior Vice President	2006	120,000	30,000	—	5,000	8,526	11,332	169,858
	2005	109,782	35,615	—	5,000	7,876	7,747	153,144

Lola B. Stokes	2007	117,500	—	—	—	77	6,787	124,364
Senior Vice President(6)	2006	57,961	—	—	—	72	3,420	61,453

(1)	No stock awards were made in 2007, 2006, or 2005.

(2)	All unexercised options to Named Executive Officers were fully vested at December 31, 2005.

(3)	The pension plan was frozen effective December 31, 2004. No new participants entered the plan after December 2004.

(4)
Amount includes 3% of Named Executive Officer’s salary as a safe harbor contribution and 50% of the 401(K) contribution up to 6% of compensation as a matching contribution to the Bank’s 401(K) plan, compensation attributed to the portion of the premium paid by the Bank for a group term life insurance policy for coverage in excess of $50,000 and personal use of a Company vehicle. None of the values of individual benefits and perquisites exceeded $25,000.

(5)	Mr. Uveges was hired in June 2005.

(6)	Mrs. Stokes was rehired in June 2006. She was originally hired in July 2000 and resigned January 2005.

Outstanding Equity Awards At 2007 Fiscal Year End

The following table shows all outstanding equity awards held by Named Executive Officers as of December 31, 2007:

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Robert A. Altieri	6,300	—	$17.790	5/14/2008
	6,300	—	15.419	5/13/2009
	3,150	—	13.452	7/27/2010
	10,500	—	10.943	5/24/2011
	8,400	—	12.667	7/25/2012
	10,000	—	14.500	12/15/2015

James M. Uveges	5,000	—	14.850	6/6/2015

William D. Sherman	3,000	—	16.020	7/22/2014
	3,000	—	14.500	12/15/2015

Gary M. Jewell	4,200	—	17.790	5/14/2008
	6,300	—	15.419	5/13/2009
	3,150	—	13.452	7/27/2010
	1,050	—	10.943	5/24/2011
	3,150	—	12.667	7/25/2012
	5,000	—	16.020	7/22/2014
	5,000	—	14.500	12/15/2015
	5,000	3,333	17.160	12/31/2016

Lola B. Stokes	—	—	—

Grants of Plan-Based Awards

The following table contains information concerning the grant of stock options under the 2007 Equity Plan and the 1998 Plan during the year ended December 31, 2007.

Name	Grant Date	Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($1/sh)
Robert A. Altieri	—	—	$—
James M Uveges	—	—	—
William D. Sherman	—	—	—
Gary M. Jewell	—	—	—
Lola B. Stokes	—	—	—

A total of 3,600 unrestricted shares without terms and conditions thereon were granted in 2007 under the 2007 Equity Plan to directors.  Stock options for 630 shares were granted to Mr. Francis Ryan in January 2007 under the 1998 Plan.

Option Exercises and Stock Vested

The following table shows exercises of stock by the Company’s Named Executive Officers during the year ended December 31, 2007 and the value realized by them:

Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise
Robert A. Altieri	—	$—
James M. Uveges	—	—
William D. Sherman	—	—
Gary M. Jewell	—	—
Lola B. Stokes	—	—

Employment Agreements

On August 1, 2007, the Bank entered into an employment agreement with Robert A. Altieri, President and Chief Executive Officer.  The term of the agreement begins on August 1, 2007 and is effective for three years. As part of the agreement, the Bank will pay Mr. Altieri a minimum annual base salary of $225,000. At the end of each calendar year, Mr. Altieri may receive a cash bonus not to exceed 40% of his base salary.  The amount of the bonus will be determined by the Compensation Committee based on defined goals and objectives established by the foresaid committee and the Board of Directors.   In addition, Mr. Altieri is entitled to participate in all employee benefit plans and arrangements as offered by the Bank to all employees and officers and is entitled to a Bank-owned car. In the event that the Bank terminates Mr. Altieri without cause, he will be entitled to receive his then current monthly salary for up to twenty-four (24) months.  In the case of termination as a result of Sale of Bank, Mr. Altieri will receive a severance package to include: (i) three years of his current base salary (ii) continuation for a period of eighteen months of all medical and long-term disability insurance in amounts and subject to the provisions in effect as of the date of sale and for a period of six months thereafter, said insurance, if available at the same cost, will be provided to Mr. Altieri and, if not available at the same cost, the Bank shall pay monthly an amount of money equal to the monthly premium paid by the Bank for the insurance in the eighteen month after Mr. Altieri’s  termination (iii) at Mr. Altieri’s option, he can purchase the Bank-owned car assigned to him at no cost to him except for transfer costs.  Additional provisions include a Non-Compete clause which for two years following the termination of employment without cause, prohibits Mr. Altieri from soliciting customers of the Bank and within an area of thirty-five miles from the Bank’s then main office, Mr. Altieri will not accept employment with a bank, thrift or credit union as a President, senior officer or in a managerial capacity.   Mr. Altieri is also required to develop a plan of succession.

On June 13, 2007, the Bank entered into an employment agreement with Gary M. Jewell, Senior Vice President, Electronic Banking.  The term of the agreement begins on June 8, 2007 and is effective for three years. As part of the agreement, the Bank will pay Mr. Jewell a minimum annual base salary of $125,000. At the end of each calendar year, Mr. Jewell shall receive a cash bonus of 25% of his base salary provided the annual Point of Sale revenue received by the Bank during the calendar year exceeds One Million Dollars ($1,000,000). In addition, Mr. Jewell is entitled to participate in all employee benefit plans and arrangements as offered by the Bank to all employees and officers and is entitled to a Bank-owned car. In the event that the Bank terminates Mr. Jewell without cause, he will be entitled to receive his then current monthly salary for up to twenty-four (24) months and at the expiration of said twenty-four months, he shall receive for the next six (6) consecutive months, sixty-five percent of the monthly salary being received at the time of his termination.  In the case of termination as a result of Sale of Bank, Mr. Jewell will receive a severance package to include: (i) three years of his current base salary (ii) continuation of all medical and long-term disability insurance in amounts and subject to the provisions in effect as of the date of sale. After the three year term, Mr. Jewell is entitled to an additional three (3) years to receive 65% of his base salary received at the time of sale and medical and long-term disability insurance in amounts and subject to the provisions in effect as of the date of sale.  Additional provisions include a Non-Compete clause which for one year following the termination of employment, prohibits Mr. Jewell from soliciting, servicing, or assisting in Point of Sale transactions originated by any company whose Point of Sale transactions were being handled by the Bank at the time his employment terminated.   Mr. Jewell is also required to train other persons designated by the Bank in all aspects of Electronic Banking.

On October 16, 2007, the Bank entered into an employment agreement with Lola B. Stokes, Senior Vice President and Compliance Officer.  The term of the agreement begins on June 1, 2007 and is effective for two years. As part of the agreement, the Bank will pay Ms. Stokes a minimum annual base salary of $117,500.  At the end of each calendar year, Ms. Stokes may receive a cash bonus not to exceed 10% of her base salary.  The amount of the bonus will be determined by the Compensation Committee based on defined goals and objectives established by the foresaid committee and the Board of Directors.   In addition, Ms. Stokes is entitled to participate in all employee benefit plans and arrangements as offered by the Bank to all employees and officers.  In the event that the Bank terminates Ms. Stokes without cause, she will be entitled to receive her then current monthly salary for up to twelve (12) months.  In the case of termination as a result of Sale of Bank, Ms. Stokes will receive a severance package to include: (i) one year of her current base salary (ii) continuation for a period of one year of all medical and long-term disability insurance in amounts and subject to the provisions in effect as of the date of sale.  Additional provisions include a Non-Compete clause which for one year following the termination of employment without cause, prohibits Ms. Stokes from soliciting customers of the Bank.   Ms. Stokes is also required to develop a plan of succession.

On November 8, 2007, the Bank entered into an employment agreement with James M. Uveges, Senior Vice President and Chief Financial Officer.  The term of the agreement begins on November 8, 2007 and is effective for two years. As part of the agreement, the Bank will pay Mr. Uveges a minimum annual base salary of $157,500. At the end of each calendar year, Mr. Uveges may receive a cash bonus not to exceed 25% of his base salary.  The amount of the bonus will be determined by the Compensation Committee based on defined goals and objectives established by the foresaid committee and the Board of Directors.   In addition, Mr. Uveges is entitled to participate in all employee benefit plans and arrangements as offered by the Bank to all employees and officers and is entitled to a Bank-owned car. In the event that the Bank terminates Mr. Uveges without cause, he will be entitled to receive his then current monthly salary for up to twelve (12) months.  In the case of termination as a result of Sale of Bank, Mr. Uveges will receive a severance package to include: (i) eighteen (18) months of his current base salary (ii) continuation for a period of eighteen months of all medical and long-term disability insurance in amounts and subject to the provisions in effect as of the date of sale (iii) at Mr. Uveges’ option, he can purchase the Bank-owned car assigned to him at no cost to him except for transfer costs.  Additional provisions include a Non-Compete clause which for eighteen months following the termination of employment without cause, prohibits Mr. Uveges from soliciting customers of the Bank.  Mr. Uveges is also required to develop a plan of succession.

Pension Benefits and Perquisites

Effective December 31, 2004, the Company froze its defined benefit plan. Participant benefits stopped accruing as of the date of the freeze. No new participants entered the defined benefit plan after December 31, 2004. Assets of the plan are held in a trust fund managed by an insurance company.

As of December 31, 2007, the following table shows the present value of accumulated benefits under the Company’s defined benefit plan for each Named Executive Officer:

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefits
Robert A. Altieri	Pension Plan	13	$123,911
James M. Uveges(2)	Pension Plan	N/A	—
William D. Sherman	Pension Plan	2	14,003
Gary M. Jewell	Pension Plan	9	138,310
Lola B. Stokes	Pension Plan	4	1,149

(2)	Mr. Uveges was hired subsequent to the Plan freeze.

The Company has a contributory thrift plan qualifying under Section 401(K) of the Internal Revenue Code. Employees with one year of service are eligible for participation in the Plan. In conjunction with the curtailment of the defined benefit plan, the Company expanded the thrift plan to make it a Safe Harbor Plan. Once an employee has been at the Company for one year, the Company then contributes 3% of the employee’s salary to the Plan for the employee’s benefit. The Company also matches 50% of the employee’s 401(K) contribution up to 6% of the employee’s compensation. All Named Executive Officers participated in the 401(K) plan in 2007 and received matching funds. Such amounts attributable to each Named Executive Officer are included in all other compensation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2007, the Company and the Bank had banking and other relationships, in the ordinary course of business, with a number of its Directors and companies associated with its directors. The Company purchased insurance through its broker, Riggs, Counselman, Michaels & Downes, Inc., of which Mr. Counselman is President and Chief Executive Officer. The insurance coverage purchased was made on substantially the same terms, as those prevailing at the time, for comparable transactions with others. Management believes the terms of the insurance coverage obtained through Riggs, Counselman, Michaels & Downes, Inc. were at least as favorable to the Company as could have been obtained elsewhere.

Outstanding loans exist to Robert J. Aumiller, Steven K. Breeden, David P. Hessler and William C. Rogers, Jr. and their related companies which were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others not considered outsiders, and did not involve more than the normal risk of collectibility or present other unfavorable features.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

During the past year the Company has had banking transactions in the ordinary course of its business with: (i) its directors and nominees for directors; (ii) its executive officers; (iii) its 5% or greater shareholders; (iv) members of the immediate family of its directors, nominees for directors or executive officers and 5% shareholders; and (v) the associates of such persons on substantially the same terms, including interest rates, collateral, and repayment terms on loans, as those prevailing at the same time for comparable transactions with others. The extensions of credit by the Company to these persons have not had and do not currently involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 2007, the balance of loans outstanding to directors, executive officers, owners of 5% or more of the outstanding Common Stock, and their associates, including loans guaranteed by such persons, aggregated $4,423,636 which represented approximately 12.3% of the Company’s equity capital accounts.

William C. Rogers, Jr., a director of both the Company and the Bank, is a partner of the law firm of Rogers, Moore and Rogers, which performs legal services for the Company, the Bank, and Bank subsidiaries (Carrollton Financial Services, Inc., Carrollton Mortgage Services, Inc., and Carrollton Community Development Corporation). Management believes that the terms of these transactions, which totaled approximately $358,000 in 2007, were at least as favorable to the Company as could have been obtained elsewhere.

Albert R. Counselman, a director of both the Company and the Bank, is President and Chief Executive Officer of Riggs, Counselman, Michaels & Downes, Inc., an insurance brokerage firm through which the Company, the Bank, and Bank subsidiaries place various insurance policies. The Company and the Bank paid total premiums for insurance policies placed by Riggs, Counselman, Michaels & Downes, Inc. in 2007 of approximately $112,000. Management believes that the terms of these transactions were at least as favorable to the Company as could have been obtained elsewhere.

Robert J. Aumiller, a director of both the Company and the Bank, is Executive Vice President of MacKenzie Real Estate Services, a brokerage and real estate development firm, through which the Company and the Bank paid for appraisal, construction, brokerage and management services of approximately $1.5 million in 2007 for appraisal and property management services provided by MacKenzie Commercial Real Estate Services. Management believes these terms were as favorable as could have been obtained elsewhere.

Under the Company’s policies and procedures for review and approval of transactions with related persons, such transactions are to be approved by a majority of the directors who have no financial interest in the transaction.

AUDIT COMMITTEE REPORT

The Audit Committee has adopted a written charter which was included as part of the definitive proxy statement delivered to stockholders with respect to the 2004 Annual Meeting. The members of the Audit Committee are “independent” as such term is defined in Rule 4200(a) (15) of the National Association of Securities Dealers’ listing standards and applicable SEC rules. The Audit Committee has (1) reviewed and discussed the Company’s audited financial statements with management and representatives of Rowles & Company, LLP, the Company’s Independent Registered Public Accounting Firm; (2) discussed with Rowles & Company, LLP all matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees); and (3) reviewed the written disclosures required by Independence Standards Board Standard No.1, which were received from the Company’s Independent Registered Public Accounting Firm, and has discussed the Independent Registered Public Accounting Firm’s independence with them. The Audit Committee has reviewed the fees of the Independent Registered Accounting Firm for non-audit services and believes that such fees are compatible with the independence of the Independent Registered Accounting Firm.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Audit Committee:

Charles E. Moore, Jr., Chairman
Harold I. Hackerman
William L. Hermann
David P. Hessler
Howard S. Klein

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers and any persons holding more than 10% of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the SEC. Specific due dates for these reports have been established and pursuant to applicable rules, the Company is required to report in its proxy statement any failure to file by these dates. Based on the Company’s review of copies of such reports that such persons have filed with the SEC, the Company believes that all required reports of its directors and executive officers have been timely filed with the SEC since the beginning of 2007.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has ratified and affirmed the Audit Committee’s appointment of the accounting firm of Rowles & Company, LLP, to serve as independent registered public accounting firm for the Company for 2008 subject to ratification by the shareholders of the Company. Rowles & Company, LLP has served as independent auditors for the Company since 1955. No qualified opinions have been issued during such engagement. A representative of Rowles & Company, LLP will be present at the Annual Meeting.

Audit Fees and Services

	2007	2006
Audit Fees	$94,061	$76,049
Audit – Related Fees	10,500	10,500
Tax Fees	11,917	4,436
All Other Fees	7,780	—
Total	$124,258	$90,985

Audit services of Rowles & Company, LLP for 2007 and 2006 consisted of professional services rendered for the audit of the Company’s annual consolidated financial statements included in the Company’s Form 10-K and the review of the consolidated financial statements included in the Company’s Quarterly Reports on Forms 10-Q. “Audit- Related Fees” incurred in 2007 and 2006 include charges related to the Company’s defined benefit plan audit and the Company’s 401(K) plan audit. “Tax Fees” in 2007 and 2006 represent income tax return preparation and advice.  All other fees in 2007 represented review of documentation of key controls for compliance with Sarbanes-Oxley Act of 2002.

The Audit Committee’s policy is to pre-approve all audit and permitted non-audit services other than de minimis non-audit services as defined in Section 10A(i)(1) of the Exchange Act, which will be approved prior to the completion of the independent auditor’s report. The Audit Committee has reviewed summaries of the services provided and the related fees and has determined that the provision of non-audit services is compatible with maintaining the independence of Rowles & Company, LLP.

Financial Information Systems Design and Implementation Fee

During the year ended December 31, 2007, Rowles & Company, LLP did not render to the Company any professional services with regard to financial information systems design and implementation described in paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

A majority of the votes cast at the annual meeting is required for approval of the ratification of the appointment of Rowles & Company, LLP as the Company’s independent registered public accounting firm for 2008 as set forth in this Proposal 2. Abstentions and broker non-votes will have no effect on the vote for this Proposal 2.

The Board of Directors unanimously recommends a vote “FOR” ratification of Rowles & Company, LLP, as the Company’s independent registered public accounting firm for 2008.

SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

Proposals of shareholders to be presented at the 2009 Annual Meeting of the Company’s shareholders must be received at the Company’s principal executive offices prior to December 12, 2008 in order to be included in the proxy statement for such meeting. In order to curtail controversy as to compliance with this requirement, shareholders are urged to submit proposals to the Secretary of the Company by Certified Mail – Return Receipt Requested.

OTHER MATTERS

The management of the Company knows of no matters to be presented for action at the meeting other than those mentioned above; however, if any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote on such other matters in accordance with their judgment of the best interest of the Company.

Important notice regarding delivery of security holder documents

The SEC has adopted rules that allow us to deliver a single annual report, proxy statement, proxy statement combined with a prospectus, or any information statement to any household at which two or more shareholders reside who share the same last name or whom we believe to be members of the same family. This is known as “householding.”

If you share the same last name and address with one or more shareholders, from now on, unless we receive contrary instructions from you (or from one of these other shareholders), you and all other shareholders who have your last name and live at the same home address will receive only one copy of any of our annual report, proxy statement for our Annual Meeting of shareholders, proxy statement we file and deliver in connection with any other meeting of shareholders, proxy statement combined with a prospectus or information statement. We will include with the household materials for our annual meetings, or any other shareholders’ meeting, a separate proxy card for each registered shareholder who shares your last name and lives at your home address.

If you do not wish to participate in the householding program, please contact our transfer agent, American Stock Transfer & Trust Company, at 1-800-937-5449 to “opt-out” or revoke your consent. If you “opt-out” or revoke your consent to householding, each primary account holder residing at your address will receive individual copies of the Carrollton Bancorp proxy statement, annual report and other future stockholder mailings.

If you do not object to householding, (1) you are agreeing that your household will only receive one copy of future Company shareholder mailings, and (2) your consent will be implied and householding will start 60 days after the mailing of this notice, to the extent you have not previously consented to participation in the householding program. Your affirmative or implied consent to householding will remain in effect until you revoke it. The Company shall begin sending individual copies of applicable security holder communications subject to householding rules to a security holder within 30 days after revocation by the security holder of prior affirmative or implied consent. Your participation in the householding program is encouraged. It will reduce the volume of duplicate information received at your household as well as the cost of us preparing and mailing duplicate materials.

Most banks and brokers are delivering only one copy of the annual report and proxy statement to consenting street-name stockholders (you own shares in the name of a bank, broker or other holder of record on the books of our transfer agent) who share the same address. Those street-name stockholders who wish to receive separate copies may do so by contacting their bank or broker or other holder of record.

By Order of the Board of Directors

Allyson Cwiek
Secretary

Baltimore, Maryland
April 11, 2008

ANNUAL MEETING OF SHAREHOLDERS OF
CARROLLTON BANCORP

May 13, 2008

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES NAMED IN
ITEM NO. 1, “FOR” AND “FOR” ITEM NO. 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1.           Election of Directors: For each of the following nominees for a three (3) year term and until their respective successors are duly elected and qualified:

NOMINEES:
☐	FOR ALL NOMINEES	☐	Steven K. Breeden
		☐	Harold I. Hackerman
		☐	William L. Hermann
		☐	Howard S. Klein

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the square next to each nominee you wish to withhold, as shown here: ☒

2.           Ratification of Rowles & Company, LLP: Ratification of the appointment of Rowles & Company, LLP, as the Independent Registered Public Accounting Firm, to audit the financial statements of Carrollton Bancorp for 2008.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.           To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the Proxy holder.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CARROLLTON BANCORP
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF CARROLLTON BANCORP

The undersigned shareholder(s) of Carrollton Bancorp, a Maryland corporation (the “Company”), hereby appoints Robert J. Aumiller, Charles E. Moore, Jr. and Francis X. Ryan, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of the Shareholders of the Company to be held at 344 N. Charles Street, Baltimore, Maryland on May 13, 2008, at 10:00 a.m., prevailing local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement, each dated April 11, 2008 and revokes any proxy heretofore given with respect to such meeting.

The votes entitled to be cast by the undersigned will be cast as instructed below. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “for” each of the nominees for director and “for” each of the other proposals as described in the Proxy Statement and in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)